UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2011

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21898	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 South Lake Avenue, Suite 300, Pasadena, CA 91101		91101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 304-3400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K dated October 21, 2011, filed by Arrowhead Research Corp. (the “Company”) with the Securities and Exchange Commission on October 24, 2011 (the “Closing 8-K”), announcing the stock and asset purchase agreement with Hoffman-La Roche Inc. and F. Hoffmann-La Roche Ltd. The information previously reported in the Closing 8-K is hereby incorporated by reference into this Form 8-K/A. This Form 8-K/A amends Item 9.01 of the Closing 8-K to provide financial statements and pro forma financial statements related to the acquisition pursuant to Items 9.01(a)(4) and 9.01(b)(2).

Item 9.01	Financial Statements and Exhibits

The following financial statements are included in this Current Report on Form 8-K/A:

(a) Financial Statements of Business Acquired

1.	Audited Financial Statements of Roche Madison, Inc. as of and for the year ended December 31, 2010, and as of and for the nine months ended September 30, 2011, attached as Exhibit 99.1 to this Current Report on Form 8-K/A

(b) Pro Forma Financial Information

1.	Unaudited Combined Condensed Pro Forma Financial Statements for the fiscal year ended September 30, 2011 attached as Exhibit 99.2 to this Current Report on Form 8-K/A

(c) Shell Company Transactions

Not Applicable.

(d) Exhibits

10.42	Stock and Asset Purchase Agreement between Arrowhead Research Corporation and Roche entities, dated October 21, 2011. - incorporated by reference to Exhibit 10.42 to the Company’s Annual Report on Form 10-K filed December 20, 2011

99.1	Audited Financial Statements of Roche Madison, Inc. as of and for the year ended December 31, 2010, and as of and for the nine months ended September 30, 2011

99.2	Unaudited Combined Condensed Pro Forma Financial Statements for the year ended September 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2011	ARROWHEAD RESEARCH CORPORATION

	By:	/s/ KENNETH MYSZKOWSKI
Kenneth Myszkowski
Chief Financial Officer